Exhibit 10.1

ELECTRO ENERGY, INC.

NOTE SALE AND PREFERRED STOCK
AND WARRANT PURCHASE AGREEMENT

        NOTE SALE AND PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT, dated as of December 7, 2007 (this “Agreement”), among those entities listed on Schedule A hereto that have executed a signature page to this Agreement (the “Noteholders”), The Quercus Trust (“Quercus”), a California trust, with offices at 2309 Santiago Drive, Newport Beach, California 92660, and Electro Energy, Inc., a Florida corporation (“EEI”), with offices at 30 Shelter Rock Road, Danbury, Connecticut 06810.

W I T N E S S E T H:

        WHEREAS, each of the Noteholders owns the respective principal amount of EEI’s 8.5% Senior Secured Convertible Notes due 2010 (the “EEI Senior Notes”) set forth opposite its name on Schedule A hereto (such EEI Senior Notes having been acquired pursuant to that certain Note and Warrant Purchase Agreement, dated as of March 31, 2006 (the “Purchase Agreement”), by and among EEI and the Noteholders) (capitalized terms used herein without definition have the meanings ascribed thereto in the Purchase Agreement);

        WHEREAS, each of the Noteholders desires to transfer and assign to Quercus its EEI Senior Notes, for the consideration hereinafter described, and Quercus desires to acquire such EEI Senior Notes (the “Acquisition”) and effect such transfer and assignment as further described and subject to the terms and conditions contained in this Agreement;

        WHEREAS, in partial consideration of the Concurrent Financing Transaction (as hereinafter defined), EEI desires to issue to the Noteholders certain of EEI’s Series B convertible preferred stock, par value $.001 per share (the “EEI Preferred Stock”);

        WHEREAS, in partial consideration of the Concurrent Financing Transaction, EEI desires to issue to the Noteholders certain new warrants to purchase shares of common stock, par value $.001 per share, of EEI (the “EEI Common Stock”);

        WHEREAS, pursuant to the Purchase Agreement, the Noteholders received warrants to purchase, in the aggregate, 578,947 shares of EEI Common Stock (the “Existing Warrants”);

        WHEREAS, in partial consideration of the Concurrent Financing Transaction, EEI wishes to reduce the exercise price under each Existing Warrant to $0.55 per share;

        WHEREAS, pursuant to that certain Escrow Deposit Agreement, dated as of March 31, 2006 (as amended as of the date hereof, the “Escrow Agreement”), among EEI, the Noteholders and Signature Bank, as escrow agent (the “Escrow Agent”), the Escrow Agent is holding $488,230, being the remaining Retained Amount (as such term is defined in the Escrow Agreement); and

        WHEREAS, EEI and the Noteholders wish to provide for an amount equal to such remaining Retained Amount to be distributed to the Noteholders;

        NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

TRANSFER AND EXCHANGE OF EEI SENIOR NOTES

        1.1   Transfer and Exchange. Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Noteholders shall transfer and deliver to Quercus, and Quercus shall acquire from each of the Noteholders, for the consideration hereinafter described, the respective aggregate principal amount of EEI Senior Notes set forth opposite such Noteholder’s name on Schedule A hereto.

        1.2   The Closing; Effectiveness.

               (a)     The closing of the transfer and assignment of the EEI Senior Notes and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Lev & Berlin, P.C., 200 Connecticut Avenue, 5th Floor, Norwalk, Connecticut 06854, following satisfaction or, if permissible pursuant to the terms and conditions of this Agreement, waiver of the conditions set forth in Article V below and on the same day on which the Concurrent Financing Transaction (as hereinafter defined) occurs (the time and date of the Closing being herein referred to as the “Closing Date”); provided, however, that if the Closing shall not have occurred on or prior to December 31, 2007, Quercus, EEI or any Noteholder, as the case may be, may terminate this Agreement on notice to the Noteholders, EEI or Quercus, as the case may be.

               (b)     Notwithstanding anything to the contrary in this Agreement, this Agreement shall be of no force or effect unless and until entities listed on Schedule A holding EEI Senior Notes representing an aggregate principal amount of at least $9,900,000 have executed this Agreement as Noteholders, at which time this Agreement shall be binding on such signatories hereto.

        1.3   Deliveries by the Noteholders. On the Closing Date, each of the Noteholders shall, against delivery of the items contemplated in Section 1.4 and Section 1.5 below, deliver to Quercus the originally-executed EEI Senior Notes to be transferred and assigned by such Noteholder hereunder, duly endorsed in blank, in proper form for transfer. Upon release to the Noteholders of each of the items contemplated in Section 1.4 and Section 1.5 below (including, without limitation, EEI and Quercus respectively wiring the amounts contemplated in Section 1.4 and Section 1.5(c) below) to the respective Noteholders in accordance with their respective wire transfer instructions previously provided to EEI, such EEI Senior Notes shall be automatically released to Quercus (or its representative).

        1.4   Payment by Quercus. On the Closing Date, Quercus shall transfer or cause to be transferred to each of the Noteholders, against delivery of the EEI Senior Notes to be transferred and assigned by such Noteholder hereunder, the amount of cash set forth opposite the name of such Noteholder and designated therefor on Schedule A.

        1.5   Deliveries by EEI. On the Closing Date, EEI shall deliver or cause to be delivered to each of the Noteholders, against delivery of the EEI Senior Notes to be transferred and assigned by such Noteholder hereunder, the following:

               (a)     a stock certificate (in the form of Exhibit B hereto) registered in the name of such Noteholder representing the number of shares set forth opposite the name of such Noteholder on Schedule A hereto, of EEI Preferred Stock, having the rights, preferences, and limitations set forth in the Articles of Amendment Designating Series B Convertible Preferred Stock, a form of which is attached as Exhibit C hereto (the “Certificate of Designations”);

               (b)     a warrant (in the form of Exhibit D hereto) registered in the name of such Noteholder to purchase such number, set forth on Schedule A, of shares of EEI Common Stock (the “New EEI Warrants”);

               (c)     an amount of cash to each Noteholder equal to the portion of the remaining Retained Amount set forth opposite the name of such Noteholder on Schedule A hereto; and

               (d)     a dilutive issuance notice (in the form of Exhibit E hereto) to each Noteholder, advising such Noteholder of a reduction in the exercise price under each Existing Warrant to $0.55 per share of EEI Common Stock.

        1.6   Accrued Interest on EEI Senior Notes. The consideration contemplated in Sections 1.4 and 1.5 above includes payment of all accrued and unpaid interest on such EEI Senior Notes through and including the Closing Date.

        1.7   No Fractional Shares. Neither certificates nor scrip for fractional shares of EEI Preferred Stock or New EEI Warrants will be issued in connection with the transactions contemplated hereby, but in lieu thereof each Noteholder otherwise entitled to a fraction of a share of EEI Preferred Stock or New EEI Warrants under Section 1.5, but any such fractional shares shall be rounded-up to the nearest whole share.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND
AGREEMENTS OF THE NOTEHOLDERS

        Each of the Noteholders, severally and not jointly as to itself, hereby represents and warrants to Quercus and EEI as follows:

        2.1   Validity of Transaction.

               (a)     Such Noteholder owns the principal amount of EEI Senior Notes set forth opposite its name on Schedule A. Such Noteholder has all requisite power and authority to execute, deliver and perform this Agreement and to transfer to Quercus the EEI Senior Notes to be transferred by such Noteholder pursuant hereto. All necessary corporate proceedings, partnership proceedings, limited liability company proceedings or other similar actions by such Noteholder (or its partners, members or other equity holders or beneficiaries) have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the transfer of the EEI Senior Notes to Quercus by such Noteholder.

               (b)     This Agreement has been duly authorized, executed, and delivered by such Noteholder, is the legal, valid, and binding obligation of such Noteholder, and is enforceable as to such Noteholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (c)     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by such Noteholder for the execution, delivery, or performance of this Agreement by such Noteholder, except as would not affect the ability of the Noteholder to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Noteholder is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by such Noteholder of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of the Noteholder to perform any of its material obligations under this Agreement.

               (d)     The execution, delivery, and performance of this Agreement by such Noteholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation, certificate of formation, partnership agreement, limited liability operating agreement, by-laws or other organizational document of such Noteholder, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on such Noteholder or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of the Noteholder to perform any of its material obligations under this Agreement.

               (e)     Upon the transfer of the EEI Senior Notes to Quercus at the Closing, Quercus will acquire good and valid title to such EEI Senior Notes, free and clear of all claims, liens, security interests, pledges, charges, encumbrances (other than any created by Quercus).

        2.2   Finder or Broker. Neither such Noteholder nor any person acting on behalf of such Noteholder has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated hereby.

        2.3   Accredited Investor. Such Noteholder is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”). Such Noteholder has received all requested documents from Quercus and EEI and has had an opportunity to ask questions of and receive answers from the officers of Quercus and EEI with respect to the business, results of operations, financial condition, and prospects of EEI.

        2.4   Investment Intent. Such Noteholder is acquiring the shares of EEI Preferred Stock and New EEI Warrants Stock pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that Noteholder has the right to sell such shares in its sole discretion. Such Noteholder understands that such shares of EEI Preferred Stock and New EEI Warrants and the shares of EEI Common Stock into which the shares of EEI Preferred Stock are convertible, and in connection with which the New EEI Warrants are exercisable (the “Conversion Shares”), have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the EEI Preferred Stock, New EEI Warrants and Conversion Shares will be delivered to such Noteholder pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Article II are given with the intention that Quercus may rely thereon for purposes of claiming such exemptions. Such Noteholder understands that the EEI Preferred Stock, New EEI Warrants and Conversion Shares cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

        2.5   Transfer of Shares. Such Noteholder will not sell or otherwise dispose of any EEI Preferred Stock, New EEI Warrant or Conversion Share unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) such registration and qualification are not required and, if EEI (as the case may be) so requests, there is presented to EEI a legal opinion reasonably satisfactory to EEI to such effect that such registration and qualification are not required. Such Noteholder consents that the transfer agents for the EEI Preferred Stock, the New EEI Warrants and the EEI Common Stock may be instructed not to transfer any EEI Preferred Stock, any New EEI Warrants, or any Conversion Share unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the EEI Preferred Stock, the New EEI Warrants, or the Conversion Shares (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.”

        EEI shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to EEI a legal opinion reasonably satisfactory to EEI to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

        2.6   Conversion and Exercise of the EEI Preferred Stock and the New EEI Warrants. Each Noteholder agrees, acknowledges and covenants that it may not convert any portion of the EEI Preferred Stock, nor exercise any of its rights under the New EEI Warrants, nor effect any other transaction with respect to such securities that would otherwise result in a Change of Control (as defined by the rules of the NASDAQ Stock Market), until EEI’s shareholders have approved the transactions contemplated by and described in this Agreement, which approval EEI will use all its commercially reasonable efforts to obtain within 90 days after the Closing Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF QUERCUS

        Quercus hereby represents and warrants to EEI and the Noteholders as follows:

        3.1   Validity of Transaction.

               (a)     Quercus has all requisite power and authority to execute, deliver, and perform this Agreement in accordance with its terms. All necessary trust proceedings of Quercus have been duly taken to authorize the execution, delivery and performance of this Agreement by Quercus.

               (b)     This Agreement has been duly authorized, executed, and delivered by Quercus, is the legal, valid, and binding obligation of Quercus, and is enforceable as to Quercus in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (c)     No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by Quercus for the execution, delivery, or performance of this Agreement by Quercus, except as would not affect the ability of Quercus to perform any of its material obligations under this Agreement.

               (d)     No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Quercus is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by Quercus of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and, except as would not affect the ability of Quercus to perform any of its material obligations under this Agreement. The execution, delivery, and performance of this Agreement by Quercus will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of Quercus’ trust agreement or other organizational documents or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Quercus or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of Quercus to perform any of its material obligations under this Agreement.

        3.2   Finder or Broker. Neither Quercus nor any person acting on behalf of Quercus has negotiated with any finder, broker, intermediary, or similar person in connection with the transactions contemplated herein, other than Matrix USA LLC (“Matrix”) and its selected dealer, vFinance Investments, Inc., which EEI has agreed to compensate pursuant to a separate engagement letter between EEI and Matrix.

        3.3   Accredited Investor. Quercus is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

        3.4   Investment Intent. Quercus is acquiring the EEI Senior Notes for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Quercus understands that it must bear the economic risk of its investment in EEI for an indefinite period of time, and the EEI Senior Notes being purchased from the Noteholders cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

        3.5   Other Noteholders. Quercus has not entered into any agreement with any holders of EEI Senior Notes, other than this Agreement, with respect to the acquisition or exchange of any EEI Senior Note by Quercus.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF EEI

        EEI hereby represents and warrants to the Noteholders and Quercus as follows:

        4.1   Validity of Transaction.

               (a)     Subject to filing the Certificate of Designations with the Florida Secretary of State, EEI has all requisite power and authority to execute, deliver and perform this Agreement, to issue the EEI Preferred Stock and the New EEI Warrants, to issue the Conversion Shares upon conversion of the EEI Preferred Stock as contemplated herein. Subject to (i) filing the Certificate of Designations with the Florida Secretary of State and (ii) amending EEI’s Articles of Incorporation to increase the number of authorized shares of EEI Common Stock to 250 million (which EEI covenants and agrees to accomplish within 30 days of the Closing Date), all necessary corporate proceedings of EEI have been duly taken to authorize the execution, delivery, and performance of this Agreement, the issuance to the Noteholders of the shares of EEI Preferred Stock, and the issuance of the Conversion Shares upon conversion of the EEI Preferred Stock as contemplated herein.

               (b)     This Agreement has been duly authorized, executed, and delivered by EEI, is the legal, valid, and binding obligation of EEI, and is enforceable as to EEI in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (c)     Subject to the filing of the Certificate of Designations with the Florida Secretary of State, amending EEI’s Articles of Incorporation to increase the number of authorized shares of EEI Common Stock to 250 million and compliance with and completion of the registration requirements of the Securities Act as contemplated in Article VI, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by EEI for the execution, delivery, or performance of this Agreement by EEI, except as would not affect the ability of EEI to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which EEI is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by EEI of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and, except as would not affect the ability of EEI to perform any of its material obligations under this Agreement.

               (d)     The execution, delivery, and performance of this Agreement by EEI will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of EEI, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on EEI or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of EEI to perform any of its material obligations under this Agreement.

               (e)     Subject to the filing of the Certificate of Designations with the Florida Secretary of State and amending EEI’s Articles of Incorporation to increase the number of authorized shares of EEI Common Stock to 250 million, the shares of EEI Preferred Stock and the Conversion Shares have been duly authorized and, upon receipt by Quercus from the Noteholders of the EEI Senior Notes being transferred pursuant to this Agreement (in the case of the EEI Preferred Stock) or upon conversion of the EEI Preferred Stock in accordance with its terms (in the case of the Conversion Shares), will be validly issued, fully paid, and non-assessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Noteholders will have good title to the shares of EEI Preferred Stock, and, upon conversion thereof in accordance with its terms, the Conversion Shares, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by such Noteholder).

        4.2    Full Disclosure. All documents filed by EEI pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 1996 (the “Exchange Act Documents”) (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. From the date as of which information is given in the most recent report filed by EEI under the Exchange Act to the date of this Agreement, except as contemplated or described in such report there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of EEI and its subsidiaries taken as a whole.

        4.2   Offering Valid. Assuming the accuracy of the representations and warranties of the Noteholders contained in Section 2 hereof, the offer, sale and issuance of the EEI Preferred Stock, New EEI Warrants and Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither EEI nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the EEI Preferred Stock to any person or persons so as to bring the sale of such EEI Preferred Stock by EEI within the registration provisions of the Securities Act or any state securities laws.

        4.3   Private Placement. Neither EEI, nor any of its Affiliates, nor any person or persons acting on its or their behalf, has (a) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the EEI Preferred Stock, or (b) at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the EEI Preferred Stock as contemplated hereby or (ii) cause the offering of the EEI Preferred Stock hereunder to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions in a manner which would require any stockholder or other approval.

        4.4   Additional Representations and Warranties. Reference is made to that certain Debenture and Warrant Purchase Agreement, dated as of the date hereof (the “Debenture Purchase Agreement”), between EEI and Quercus. Each of the representations and warranties set forth in Section 2.1(f) through Section 2.1(w), inclusive, of the Debenture Purchase Agreement are hereby incorporated by reference herein, in their entirety, and made by EEI for the benefit of each Noteholder.

ARTICLE V

CONDITIONS TO CLOSING

        5.1   Conditions Precedent to the Noteholders Obligations. The obligation of the Noteholders to consummate the transactions contemplated hereby is subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Noteholders holding a majority of the principal amount of EEI Senior Notes held by all the Noteholders:

               (a)    Representations and Warranties. All of the representations and warranties of Quercus contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Noteholders shall have received a certificate to such effect executed by the trustee of Quercus dated the Closing Date. All of the representations and warranties of EEI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Noteholders shall have received a certificate to such effect executed by EEI, dated the Closing Date.

               (b)    Litigation. There shall be no injunction, restraining order, or other order of any nature, issued by a court of competent jurisdiction, which shall direct that this Agreement or any of the transactions contemplated hereby not be consummated as herein provided, and no action, suit, or proceeding (or investigation that could lead to any action, suit, or proceeding) challenging such transactions shall have been instituted or threatened by any person or entity.

               (c)    Certificate of Designations. The Certificate of Designations shall have been filed with the Florida Secretary of State.

               (d)    EEI Preferred Stock. EEI shall have delivered to each Noteholder certificates representing the shares of EEI Preferred Stock, as contemplated in Section 1.5(a) above.

               (e)    New EEI Warrants. EEI shall have delivered to each Noteholder the New EEI Warrants, as contemplated in Section 1.5(b) above.

               (f)    Escrow Retained Amount. EEI shall have distributed, or cause to be distributed, an aggregate amount in cash equal to the remaining Retained Amount to the Noteholders, as contemplated in Section 1.5(c) above;

               (g)    Dilutive Issuance Notice. EEI shall have delivered to each Noteholder a dilutive issuance notice advising such Noteholder of a reduction in the exercise price under each Existing Warrant to $0.55 per share of EEI Common Stock, as contemplated in Section 1.5(d) above.

               (h)    Opinion of Counsel. EEI shall have caused to be delivered to each Noteholder an opinion of counsel, dated the Closing Date, in the form of Exhibit A hereto.

               (i)    Completion of Quercus Debenture and Warrant Purchase Transaction. The purchase of Debentures and Warrants by Quercus pursuant to, and as defined in, the Debenture Purchase Agreement, as in effect on the date hereof (the “Concurrent Financing Transaction”), shall have occurred or shall occur simultaneously with the Closing.

        5.2   Conditions Precedent to Quercus’ Obligations. The obligation of Quercus to consummate the transactions contemplated hereby is subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived in writing by Quercus:

               (a)    Representations and Warranties. All of the representations and warranties of the Noteholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. All of the representations and warranties of EEI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Quercus shall have received a certificate to such effect executed by EEI, dated the Closing Date.

               (b)    Litigation. There shall be no injunction, restraining order, or other order of any nature, issued by a court of competent jurisdiction, which shall direct that this Agreement or any of the transactions contemplated hereby not be consummated as herein provided, and no action, suit, or proceeding (or investigation that could lead to any action, suit, or proceeding) challenging such transactions shall have been instituted or threatened by any person or entity.

               (c)    Deliveries by the Noteholders. Each of the Noteholders shall have delivered to Quercus the EEI Senior Notes to be transferred and exchanged hereunder, as described in Section 1.3.

               (d)    Completion of Concurrent Financing Transaction. The completion of the Concurrent Financing Transaction shall have occurred or shall occur simultaneously with the Closing.

        5.3    Conditions Precedent to EEI’s Obligations. The obligation of EEI to consummate the transactions contemplated hereby is subject to the fulfillment prior to or on the Closing Date of each of the following conditions, any one or more of which may be waived in writing by EEI:

               (a)    Representations and Warranties. All of the representations and warranties of the Noteholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and EEI shall have received a certificate to such effect executed by each Noteholder, dated the Closing Date. All of the representations and warranties of Quercus contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and EEI shall have received a certificate to such effect executed by Quercus, dated the Closing Date.

               (b)    Litigation. There shall be no injunction, restraining order, or other order of any nature, issued by a court of competent jurisdiction, which shall direct that this Agreement or any of the transactions contemplated hereby not be consummated as herein provided, and no action, suit, or proceeding (or investigation that could lead to any action, suit, or proceeding) challenging such transactions shall have been instituted or threatened by any person or entity.

               (c)    Deliveries by the Noteholders. Each of the Noteholders shall have delivered to Quercus the EEI Senior Notes to be transferred and exchanged hereunder, as described in Section 1.3.

               (d)    Completion of Concurrent Financing Transaction. The completion of the Concurrent Financing Transaction shall have occurred or shall occur simultaneously with the Closing.

ARTICLE VI

COVENANTS OF EEI

        6.1   Amendment to Existing Shelf Registration Statement. EEI will use its commercially reasonable efforts to cause the existing Shelf Registration Statement (as such term is defined in the Registration Rights Agreement entered into pursuant to Section 3(d) of the Purchase Agreement) to be amended, to cover a number of shares of EEI Common Stock issuable under the New EEI Warrants equal to the amount of the previously registered, but not issued, shares of EEI Common Stock that would have been issuable upon the conversion of the EEI Senior Notes (estimated to be approximately 1,160,000 shares). In connection therewith, EEI will file a post-effective amendment to the Shelf Registration Agreement within 90 days after the Closing Date and will respond to any SEC comment letter with respect thereto within 30 days after its receipt of same.

        6.2   Demand Registration Rights. Upon written request by Noteholders who have tendered to EEI notice of and the full exercise price for the exercise of not less than 66-2/3% of all of the EEI Common Stock issued or issuable upon the exercise of the New EEI Warrants, excluding the shares registered in accordance with Section 6.1 above (estimated to be approximately 3,140,000 shares) then held by Noteholders (the “Registrable Securities”), but in any event no sooner than 18 months following the Closing, provided EEI is then eligible to do so under the Securities Act and the Exchange Act, and provided that the Registrable Securities that are subject to such written request are not eligible for resale without volume limitation pursuant to Rule 144, 144A or 145, EEI will prepare and file with the SEC as soon as reasonably practicable (but, subject to the provisions below, no more than 60 days from the date of the Stockholder request), a registration statement on Form S-3 with respect to all Registrable Securities (hereinafter referred to as the “Registration Statement”); provided, however, that EEI may delay such filing for a period of up to 60 days if, after consultation with counsel, EEI determines in good faith that the filing of a Registration Statement would be detrimental to EEI and EEI delivers a certificate (signed by its Chief Executive Officer) to the Noteholders stating the reasonable basis of the delay. EEI may invoke this privilege no more than twice. Upon filing the Registration Statement, EEI will use commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably possible thereafter, and, subject to the provisions below, use its reasonable best efforts to keep such Registration Statement effective for a period of 180 days after the expiration of the New EEI Warrants or, if earlier, until the Noteholders have sold all of the Registrable Securities. If at any time after a Registration Statement becomes effective, EEI advises the Noteholders in writing that due to any stop order or the existence of material information that has not been disclosed to the public and included in the Registration Statement it is necessary to amend the Registration Statement, the Noteholders shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until EEI advises the Noteholders that such stop order has been lifted or the Registration Statement has been amended. In such event, EEI shall use reasonable efforts to cause such stop order to be lifted or the Registration Statement to be amended as soon as reasonably practicable. In addition, EEI may suspend use of the Registration Statement to the extent EEI is advised by its legal counsel that such action is reasonably necessary to comply with federal securities law. In the event the sales of Registrable Securities of the Noteholders are suspended as provided above, the period during which a Registration Statement must be kept effective shall be extended for the total number of days during which sales are suspended. In connection with and subject to the foregoing, EEI will:

               (a)     Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and current (including such amendments and supplements as requested by a Noteholder, to the extent such request relates to information with respect to such Noteholder), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Noteholders thereof as set forth in such Registration Statement.

               (b)     Furnish to the Noteholders such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Noteholders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Noteholders.

               (c)     Use its commercially reasonable efforts to register or qualify, on or prior to the date such Registration Statement becomes effective, the Registrable Securities under the securities or “blue sky” laws of each applicable state of the United States and do any other related acts which may be reasonably necessary to enable the Noteholders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Noteholders; provided, however, that EEI will not be required (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.2(c) or (ii) to consent to general service of process in any such jurisdiction.

               (d)     Notify the Noteholders at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, and of the happening of any event as a result of which, or the fact that, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and EEI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

               (e)     Use its commercially reasonable efforts to cause the Registrable Securities to be listed or quoted on each securities exchange or interdealer quotation system on which similar securities issued by EEI are then listed or quoted.

               (f)     Provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement.

               (g)     Enter into such customary agreements (including underwriting agreements on customary terms) and take all such other actions as the Noteholders reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

               (h)     Make available to each Noteholder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such Noteholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of EEI (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause EEI’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, EEI shall not be required to provide any information under this paragraph, (1) if EEI believes, after consultation with counsel for EEI and counsel for the Noteholders, that to do so would cause EEI to forfeit an attorney-client privilege that was applicable to such information or (2) if either (i) EEI has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (ii) EEI reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Noteholder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each such Noteholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to EEI and allow EEI at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

               (i)     Furnish to each Noteholder and to each underwriter, if any, a signed counterpart, addressed to such Noteholder or underwriter, of (i) an opinion or opinions of counsel to EEI, and (ii) a comfort letter or comfort letters from EEI’s independent registered public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Noteholders included in such offering or the managing underwriter therefor reasonably requests.

        6.3   Registration Expenses. All expenses (“Registration Expenses”) incident to EEI’s performance of or compliance with this Article VI with respect to any registration of the EEI Common Stock issued or issuable upon the exercise of the New EEI Warrants will be borne by EEI, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for EEI, the expense of any audit, and the, expenses and fees for listing or quoting the securities to be registered on each securities exchange or interdealer quotation system on which similar securities issued by EEI are then listed or quoted. Notwithstanding the foregoing, however, EEI shall not be obligated to pay fees and disbursements of counsel for the holders of New EEI Warrants or Registrable Securities, and all underwriters’ discounts and commissions in respect of the sale of EEI Common Stock or Registrable Securities shall be paid by the Noteholders, pro rata in accordance with the number of shares sold in the offering.

        6.4   Preconditions to Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such person (i) agrees to sell such persons securities on the basis provided in any customary underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

        6.5   Indemnification and Contribution.

               (a)     EEI shall indemnify and hold harmless the Noteholders and each of the Noteholders officers, directors, employees, agents, partners, legal counsel, and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) (collectively, with respect to each Noteholder, a “Noteholder Group”) against any losses, claims, damages, or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the EEI Common Stock issued or issuable upon the exercise of the New EEI Warrants were registered under the Securities Act or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any other violation by EEI of the Securities Act or any state securities law in connection with any such registration, and shall reimburse each such person entitled to indemnification under this Section 6.5(a) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability, or action, as and when such expenses are incurred; provided, however, that (x) EEI shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to EEI by such person, specifically for use therein and (y) the aggregate liability of EEI under this Section 6.5(a) to each Noteholder Group shall be limited to the net amount of proceeds received by the relevant Noteholder from the sale of Registrable Securities pursuant to any such registration statement.

               (b)     Each of the Noteholders shall severally indemnify EEI and each of EEI’s officers, employees, agents, directors, legal counsel, and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act) against any losses, claims, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in the settlement of any litigation, commenced or threatened, joint or several, to which any of them may be subject under the Securities Act or any other statute or at common law, insofar as, such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which the EEI Common Stock issued or issuable upon the exercise of the New EEI Warrants were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or in any amendment or, supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, preliminary prospectus, or amendment or supplement thereto solely in reliance upon and in conformity with written information furnished to EEI by such Noteholder specifically for use therein, and to reimburse such persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action, as and when such expenses are incurred; provided, however, that the aggregate liability of any Noteholder under this Section 6.5(b) shall be limited to the net amount of proceeds received by such Noteholder from the sale of Registrable Securities pursuant to any such registration statement.

               (c)     If (i) an indemnified party makes a claim for indemnification pursuant to this Section 6.5 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case or (ii) an indemnified party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then EEI (including for this purpose any contribution made by or on behalf of any director of EEI, any officer of EEI who signed the registration statement, and any controlling person of EEI) as one entity and the holders of Registrable Securities whose fault resulted (in whole or in part) in the applicable losses, liabilities, claims, damages, or expenses, in the aggregate (including for this purpose any contribution by or on behalf of a person who would be indemnified by EEI) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that such holders of Registrable Securities and EEI are each responsible for the proportion thereof which reflects as nearly as possible the relative fault of EEI and such holders of Registrable Securities in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, or expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by EEI or by such holders of Registrable Securities, and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6.5, each holder of Registrable Securities and each, of such holders officers, directors, employees, agents, partners, and legal counsel and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act or the Exchange Act) shall have the same rights to contribution as a holder of Registrable Securities, and EEI and each of its officers, employees, agents, directors, legal counsel and accountants, and each controlling person of each of the foregoing (within the meaning of the Securities Act or the Exchange Act) shall have the same rights to contribution as EEI, subject in each case to the provisions of this Section 6.5. Anything in this Section 6.5 to the contrary notwithstanding, (x) no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent and (y) the aggregate liability of any Noteholder to make contributions under this Section 6.5(c) shall be limited to the net amount of proceeds received by such Noteholder from the sale of Registrable Securities pursuant to any registration statement. This Section 6.5 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

               (d)     Each party entitled to indemnification under this Section 6.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has knowledge of the commencement of any action, proceeding, or investigation in respect of which indemnity or reimbursement may be sought as provided above; provided, however, that the failure of such Indemnified Party to notify the Indemnifying Party with respect to a particular action, proceeding, or investigation shall not relieve the Indemnifying Party from any obligation or liability (i) which it may have pursuant to this Agreement if the Indemnifying Party is not substantially prejudiced by the failure to notify or (ii) which it may have otherwise than pursuant to this Agreement. The Indemnifying Party shall promptly assume the defense of any Indemnified Party with counsel reasonably satisfactory to such Indemnified Party, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnifying Party. The Indemnified Party will cooperate with the Indemnifying Party in the defense of any action, proceeding, or investigation for which the Indemnifying Party assumes the defense. Notwithstanding the foregoing, any such Indemnified Party shall have the right to employ separate counsel of its own selection in any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed to pay such fees and expenses, (y) the Indemnifying Party shall have failed promptly to assume the defense of such action, proceeding, or investigation and employ counsel reasonably satisfactory to such Indemnified Party, or (z) in the reasonable judgment of such Indemnified Party there may be one or more defenses available to such Indemnified Party which are not available to the Indemnifying Party in respect of such action, proceeding, or investigation, in which case the Indemnifying Party shall not have the right to assume the defense of such action, proceeding, or investigation on behalf of such Indemnified Party. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of an action, proceeding, or investigation shall not be obligated to pay the fees and expenses of more than one counsel and appropriate local counsel for all parties indemnified by such Indemnifying Party pursuant to this Section 6.5 with respect to the same action, proceeding, or investigation, unless in the reasonable judgment of any such Indemnified Party a conflict of interest may exist between such Indemnified Party and any other such Indemnified Party with respect to such action, claim, or proceeding. The Indemnifying Party shall not be liable for the settlement by any Indemnified Party of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not enter into any settlement in any action, suit, or proceeding to which an Indemnified Party is party unless such settlement includes a general release of the Indemnified Party, with no payment by the Indemnified Party of consideration.

ARTICLE VII

MISCELLANEOUS

        7.1   EEI Escrow Agreement. Each of the undersigned Noteholders and EEI hereby instructs the Escrow Agent to promptly distribute, on the Closing Date (as notified to the Escrow Agent by EEI), the remaining Retained Amount, by wire transfer of immediately available funds, to each Noteholder in the amount set forth opposite the name of such Noteholder on Schedule A hereto in accordance with the wire transfer instructions provided to the Escrow Agent by the Collateral Agent (or its counsel). EEI and each Noteholder hereby acknowledge and agree that, upon such distribution of the remaining Retained Amount, (a) EEI shall have no further obligations under the Escrow Agreement and (b) the Escrow Agreement shall terminate and be of no further force and effect.

        7.2   Notices. All notices or other communications hereunder shall be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed to the appropriate party as its address shall be listed in the preamble hereof or in Schedule A hereto or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the second Business Day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the fifth Business Day after the date of deposit with the United States Postal Service. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or any other day when banks in New York City are required or permitted by law or other governmental actions to be closed.

        7.3   Successors and Assigns. Neither Quercus nor the Noteholders may sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except: (a) to a corporation which has succeeded to substantially all of the business and assets of such party and has assumed in writing its obligations under this Agreement, and this Agreement shall be binding on each party hereto and any such successor, and (b) a Noteholder may transfer or otherwise dispose of the Senior Notes held by it that are the subject of this Agreement, but only on the condition that the transferee expressly agrees to assume the Noteholders obligations under and be bound by the terms of this Agreement, whereupon the transferee shall be entitled to all the benefits of this Agreement. Without limiting the generality of the foregoing, any transferee of EEI Preferred Stock or New EEI Warrants shall have the rights set forth in Article VI, and such rights shall be enforceable against EEI by such transferees as third party beneficiaries.

        7.4   Amendments and Waivers. Neither this Agreement nor any term hereof may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) absent the written consent of EEI, Quercus and the Noteholders. Each Noteholder acknowledges that Schedule A to this Agreement may be amended to reflect additional or deleted parties or correct minor typographical or mathematical errors, provided that a copy of Schedule A in its final form is provided to each Noteholder.

        7.5   Expenses. Each of EEI, the Noteholders and Quercus will be responsible for the payment of all expenses incurred by it in connection with the preparation, execution, and delivery of this Agreement, any other documents relating to the transactions contemplated by this Agreement, and the consummation of the transactions herein described, provided, that the fees and expenses (not to exceed $15,000 in the aggregate) of Noteholder counsel in connection with the foregoing shall be paid by EEI.

        7.6   Survival of Representations. The representations, warranties, covenants, and agreements made herein or in any certificate or document executed in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions herein described, regardless of any investigation made at any time by or on behalf of any of the parties hereto.

        7.7   Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to any of EEI, the Noteholders or Quercus upon any breach or default by the other under this Agreement shall impair any such right, power, or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

        7.8   Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding of the parties with respect to the subject matter hereof and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein.

        7.9   Headings and Gender. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. Whenever used herein, the use of any gender shall include all genders.

        7.10   Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws rules or principles.

        7.11   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        7.12   Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

[Signature Pages Follow]

[DEBT EXCHANGE AGREEMENT — SIGNATURE PAGE]

        This Agreement has been duly executed on the date hereinabove set forth.

THE QUERCUS TRUST

By:	/s/ David Gelbaum David Gelbaum Trustee

ELECTRO ENERGY, INC.

By:	/s/ Timothy E. Coyne Timothy E. Coyne Chief Financial Office

THE NOTEHOLDERS:

CONTEXT ADVANTAGE MASTER FUND, LP

By:	/s/ William D. Fertig William D. Fertig CIO & Co-Chairman Context Capital Management LLC General Partner

CONTEXT OPPORTUNISTIC MASTERFUND, LP

By:	/s/ William D. Fertig William D. Fertig CIO & Co-Chairman Context Capital Management LLC Investment Adviser

BASSO FUND LTD.

By:	/s/ Howard I. Fischer Howard I. Fischer Authorized Signatory

BASSO PRIVATE OPPORTUNITIES HOLDING FUND LTD.

By:	/s/ Howard I. Fischer Howard I. Fischer Authorized Signatory

BASSO MULTI-STRATEGY HOLDING FUND LTD.

By:	/s/ Howard I. Fischer Howard I. Fischer Authorized Signatory

CRANSHIRE CAPITAL, LP

By:	/s/ Walter D. Geller Walter D. Geller COO-Downsview Capital, Inc. The General Partner of Cranshire Capital, L.P.

SMITHFIELD FIDUCIARY LLC

By:	/s/ Adam J. Chill Adam J. Chill Authorized Signatory

MILLENNIUM PARTNERS, L.P.

By: Millennium Management LLC

By:	/s/ Terry Feeney Terry Feeney Chief Operating Officer

QUATTRO FUND, LP

By:	/s/ Andrew Kaplan Andrew Kaplan Director

QUATTRO MULTI-STRATEGY MASTER FUND LP

By:	/s/ Andrew Kaplan Andrew Kaplan Director

TREELINE INVESTMENT PARTNERS, LP

By:	/s/ Sean Deson Sean Deson Managing Member

SCHEDULE A